Exhibit 99.1

December 13, 2023

NEWS RELEASE

FOR IMMEDIATE RELEASE

REV GROUP, INC. REPORTS STRONG FISCAL 2023 FOURTH QUARTER AND FULL YEAR RESULTS

PROVIDES FISCAL 2024 FULL YEAR GUIDANCE

•
Fourth quarter and full year net sales of $693.3 million and $2,638.0 million, respectively
•
Fourth quarter and full year net income of $29.7 million and $45.3 million, respectively
•
Fourth quarter and full year Adjusted EBITDA1 of $54.0 million and $156.6 million, respectively
•
Fourth quarter and full year Adjusted Net Income1 of $31.7 million and $80.5 million, respectively
•
Full year cash provided by operating activities of $126.5 million; end of year Net Debt2 of $128.7 million

Brookfield, Wis.--(BUSINESS WIRE) -- REV Group, Inc. (NYSE: REVG) today reported results for the three months ended October 31, 2023 (“fourth quarter 2023”). Consolidated net sales in the fourth quarter 2023 were $693.3 million, representing an increase of 11.2 percent compared to $623.6 million for the three months ended October 31, 2022 (“fourth quarter 2022”). The increase in consolidated net sales was primarily due to an increase in net sales in the Fire & Emergency (“F&E”) and Commercial segments, partially offset by a decrease in net sales in the Recreation segment. Consolidated net sales were $2,638.0 million for the twelve months ended October 31, 2023 (“full year 2023”), which was an increase of 13.1 percent over the twelve months ended October 31, 2022 (“full year 2022”).

The company’s fourth quarter 2023 net income was $29.7 million, or $0.50 per diluted share, compared to net income of $8.7 million, or $0.15 per diluted share, in the fourth quarter 2022. Adjusted Net Income for the fourth quarter 2023 was $31.7 million, or $0.53 per diluted share, compared to Adjusted Net Income of $16.2 million, or $0.28 per diluted share, in the fourth quarter 2022. Net income for the full year 2023 was $45.3 million, or $0.77 per diluted share, compared to net income of $15.2 million, or $0.25 per diluted share in full year 2022.

Adjusted EBITDA in the fourth quarter 2023 was $54.0 million, compared to $33.5 million in the fourth quarter 2022. The increase in Adjusted EBITDA during the quarter was driven by increased contributions from the F&E and Commercial segments, partially offset by a decrease in the Recreation segment. Full year 2023 Adjusted EBITDA was $156.6 million, compared to $105.1 million in full year 2022.

“We are pleased to deliver strong fourth quarter and full year results which are a testament to the progress of the operational initiatives we have put in place over the past few quarters, and the hard work of our dedicated employees,” REV Group Inc. President and CEO Mark Skonieczny said. “We exited our 2023 fiscal year with a strong balance sheet, solid municipal end markets, and a record Fire & Emergency backlog which we believe positions us for continued growth in fiscal 2024.”

1 REV Group, Inc. Adjusted Net Income and Adjusted EBITDA are non-GAAP measures that are reconciled to their nearest GAAP measure later in this release.

2 Net Debt is defined as total debt less cash and cash equivalents.

REV Group Fourth Quarter Segment Highlights

Fire & Emergency Segment

F&E segment net sales were $339.1 million in the fourth quarter 2023, an increase of $86.1 million, from $253.0 million in the fourth quarter 2022. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of fire apparatus and ambulance units, a favorable mix of ambulances units and price realization. F&E segment backlog at the end of the fourth quarter 2023 was $3,649.8 million, an increase of $1,060.4 million compared to $2,589.4 million at the end of the fourth quarter 2022. The increase was primarily the result of continued demand and strong order intake for fire apparatus and ambulance units, and pricing actions, partially offset by increased unit production and shipment activity against backlog.

F&E segment Adjusted EBITDA was $26.8 million in the fourth quarter 2023, an increase of $24.9 million from $1.9 million in the fourth quarter 2022. Profitability within the segment benefited from higher unit sales, a favorable mix of ambulance units, and price realization, partially offset by inflationary pressures.

Commercial Segment

Commercial segment net sales were $139.7 million in the fourth quarter 2023, an increase of $28.8 million from $110.9 million in the fourth quarter 2022. The increase in net sales compared to the prior year quarter was primarily due to increased shipments of school buses, and price realization, partially offset by fewer shipments of terminal trucks, street sweepers, and municipal transit buses, and an unfavorable mix within municipal transit buses. Commercial segment backlog at the end of the fourth quarter 2023 was $426.9 million, a decrease of $98.7 million compared to $525.6 million at the end of the fourth quarter 2022. The decrease was primarily the result of increased unit production and shipment activity against backlog, and lower orders for terminal trucks, street sweepers, and municipal transit buses, partially offset by increased orders for school buses, and pricing actions.

Commercial segment Adjusted EBITDA was $16.5 million in the fourth quarter 2023, an increase of $13.2 million from $3.3 million in the fourth quarter 2022. Higher profitability in the quarter was primarily the result of increased shipments of school buses, and price realization, partially offset by fewer shipments of terminal trucks, street sweepers, and municipal transit buses, an unfavorable mix within municipal transit buses, and inflationary pressures.

Recreation Segment

Recreation segment net sales were $215.2 million in the fourth quarter 2023, a decrease of $44.9 million from $260.1 million in the fourth quarter 2022. The decrease in net sales compared to the prior year quarter was primarily due to fewer unit shipments, increased discounting, and an unfavorable category mix, partially offset by price realization. Recreation segment backlog at the end of the fourth quarter 2023 was $385.2 million, a decrease of $734.6 million compared to $1,119.8 million at the end of the fourth quarter 2022. The decrease was primarily the result of production and shipment activity against backlog, and lower order intake and net cancellations in certain categories, partially offset by pricing actions.

Recreation segment Adjusted EBITDA was $19.1 million in the fourth quarter 2023, a decrease of $16.2 million from $35.3 million in the fourth quarter 2022. The decrease was primarily due to fewer unit shipments, increased discounting in certain categories, an unfavorable category mix, and inflationary pressures, partially offset by price realization.

Working Capital, Liquidity, and Capital Allocation

Cash and cash equivalents totaled $21.3 million as of October 31, 2023. Net debt3 was $128.7 million, and the company had $384.1 million available under its ABL revolving credit facility as of October 31, 2023, an increase of $76.4 million as compared to the October 31, 2022 availability of $307.7 million. Trade working capital4 for the company as of October 31, 2023 was $318.5 million, compared to $347.8 million as of October 31, 2022. The decrease was primarily due to an increase in accounts payable and customer advances, partially offset by an increase in accounts receivable and inventory. Capital expenditures in the fourth quarter 2023 were $13.1 million compared to $8.9 million in the fourth quarter 2022.

3 Net Debt is defined as total debt less cash and cash equivalents.

4 Trade Working Capital is defined as accounts receivable plus inventories less accounts payable and customer advances.

Fiscal Year 2024 Outlook

	Full Fiscal Year 2024
	Guidance
($ in millions)	Low	High
Net Sales	$2,600	$2,700
Net Income	$71	$90
Adjusted EBITDA	$165	$185
Adjusted Net Income	$82	$99
Free Cash Flow[5]	$70	$85

Quarterly Dividend

The company’s board of directors declared a quarterly cash dividend in the amount of $0.05 per share of common stock, payable on January 12, 2024, to shareholders of record on December 26, 2023, which equates to a rate of $0.20 per share of common stock on an annualized basis.

Conference Call

A conference call to discuss the company’s fiscal year 2023 fourth quarter business and financial results, as well as our outlook, is scheduled for December 13, 2023, at 10:00 a.m. ET. A supplemental slide deck will be available on the REV Group, Inc. investor relations website. The call will be webcast simultaneously over the Internet. To access the webcast, listeners can go to http://investors.revgroup.com/investor-events-and-presentations/events at least 15 minutes prior to the event and follow instructions for listening to the webcast. An audio replay of the call and related question and answer session will be available for 12 months at this website.

About REV Group

REV Group (REVG) companies are leading designers and manufacturers of specialty vehicles and related aftermarket parts and services. We serve a diversified customer base, primarily in the United States, through three segments: Fire & Emergency, Commercial, and Recreation. We provide customized vehicle solutions for applications, including essential needs for public services (ambulances, fire apparatus, school buses, and transit buses), commercial infrastructure (terminal trucks and industrial sweepers) and consumer leisure (recreational vehicles). Our diverse portfolio is made up of well-established principal vehicle brands, including many of the most recognizable names within their industry. Several of our brands pioneered their specialty vehicle product categories and date back more than 50 years. REV Group trades on the NYSE under the symbol REVG. Investors-REVG

Note Regarding Non-GAAP Measures

The company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that the evaluation of our ongoing operating results may be enhanced by a presentation of Adjusted EBITDA and Adjusted Net Income, which are non-GAAP financial measures. Adjusted EBITDA represents net income before interest expense, income taxes, depreciation and amortization and loss on early extinguishment of debt, as adjusted for certain non-recurring, one-time and other adjustments which we believe are not indicative of our underlying operating performance. Adjusted Net Income represents net income as adjusted for certain after-tax, non-recurring, one-time and other adjustments, which we believe are not indicative of our underlying operating performance, as well as non-cash intangible asset amortization and stock-based compensation. Free Cash Flow is calculated as net cash from operating activities minus capital expenditures.

The company believes that the use of Adjusted EBITDA, Adjusted Net Income and Free Cash Flow provide additional meaningful methods of evaluating certain aspects of its operating performance from period to period on a basis that may not be otherwise apparent under GAAP when used in addition to, and not in lieu of, GAAP measures. A reconciliation of Adjusted EBITDA and Adjusted Net Income to the most closely comparable financial measures calculated in accordance with GAAP is included in the financial appendix of this news release.

5 Free Cash Flow is defined as net cash from operating activities minus capital expenditures.

Cautionary Statement About Forward-Looking Statements

This news release contains statements that the company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This news release includes statements that express our opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “strives,” “goal,” “outlook,” “guidance,” “seeks,” “projects,” “intends,” “forecasts,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. They appear in a number of places throughout this news release and include statements regarding our intentions, beliefs, goals or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industries in which we operate, including REV Group’s outlook and guidance for the full fiscal year 2024.

Our forward-looking statements are subject to risks and uncertainties, including those highlighted under “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the company’s annual report on Form 10-K, and in the company’s quarterly reports on Form 10-Q, together with the company’s other filings with the SEC, which risks and uncertainties may cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which only speak as of the date hereof. The company does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise.

Contact

Drew Konop

VP, Investor Relations & Corporate FP&A

Email: investors@revgroup.com

Phone: 1-888-738-4037 (1-888-REVG-037)

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In millions, except share amounts)

	October 31, 2023	October 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$21.3	$20.4
Accounts receivable, net	226.5	215.0
Inventories, net	657.7	629.5
Other current assets	27.7	23.5
Total current assets	933.2	888.4
Property, plant and equipment, net	159.5	148.9
Goodwill	157.3	157.3
Intangible assets, net	115.7	119.2
Right of use assets	37.0	20.2
Other long-term assets	7.7	10.6
Total assets	$1,410.4	$1,344.6
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$208.3	$163.9
Short-term customer advances	214.5	258.0
Short-term accrued warranty	23.4	18.9
Short-term lease obligations	7.4	6.1
Other current liabilities	103.6	80.5
Total current liabilities	557.2	527.4
Long-term debt	150.0	230.0
Long-term customer advances	142.9	74.8
Deferred income taxes	8.2	21.0
Long-term lease obligations	30.0	14.2
Other long-term liabilities	24.1	20.9
Total liabilities	912.4	888.3
Commitments and contingencies
Shareholders' Equity:
Preferred stock ($.001 par value, 95,000,000 shares authorized; none issued or outstanding)	—	—
Common stock ($.001 par value, 605,000,000 shares authorized; 59,505,829 and 59,323,534 shares issued and outstanding, respectively)	0.1	0.1
Additional paid-in capital	445.0	436.4
Retained earnings	52.7	19.5
Accumulated other comprehensive income	0.2	0.3
Total shareholders' equity	498.0	456.3
Total liabilities and shareholders' equity	$1,410.4	$1,344.6

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share and per share amounts)

	(Unaudited) Three Months Ended		Twelve Months Ended
	October 31, 2023	October 31, 2022	October 31, 2023	October 31, 2022
Net sales	$693.3	$623.6	$2,638.0	$2,331.6
Cost of sales	597.8	556.8	2,321.9	2,084.1
Gross profit	95.5	66.8	316.1	247.5
Operating expenses:
Selling, general and administrative	49.8	46.9	224.0	194.2
Amortization of intangible assets	0.6	1.4	3.5	7.1
Restructuring	—	0.6	—	9.4
Total operating expenses	50.4	48.9	227.5	210.7
Operating income	45.1	17.9	88.6	36.8
Other expense, net:
Interest expense, net	6.7	5.8	28.6	16.9
Loss on sale of business	—	—	1.1	0.1
Loss on investment in China JV	—	—	0.7	—
Income before provision for income taxes	38.4	12.1	58.2	19.8
Provision for income taxes	8.7	3.4	12.9	4.6
Net income	$29.7	$8.7	$45.3	$15.2

Net income per common share:
Basic	$0.51	$0.15	$0.77	$0.25
Diluted	$0.50	$0.15	$0.77	$0.25
Dividends declared per common share	$0.20	$0.20	$0.20	$0.20

Adjusted Net Income per common share:
Basic	$0.54	$0.28	$1.37	$0.81
Diluted	$0.53	$0.28	$1.36	$0.80

Weighted Average Shares Outstanding:
Basic	58,799,338	58,151,931	58,641,801	60,500,505
Diluted	59,512,627	58,778,091	59,175,230	61,177,801

REV GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Fiscal Year Ended
	October 31, 2023	October 31, 2022	October 31, 2021
Cash flows from operating activities:
Net income	$45.3	$15.2	$44.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	26.2	32.3	32.0
Amortization of debt issuance costs	1.7	1.7	2.0
Stock-based compensation expense	14.4	8.7	7.8
Deferred income taxes	(12.8)	(0.5)	1.1
Loss on early extinguishment of debt	—	—	1.4
Gain on sale of assets	(1.6)	—	(1.5)
Impairment charges	—	—	1.5
Loss on sale of business	1.1	0.1	2.8
Loss on investment in China JV	0.7	—	6.2
Loss on acquisition of business	—	—	0.4
Changes in operating assets and liabilities, net
Receivables, net	(12.4)	(1.8)	12.0
Inventories, net	(30.7)	(149.5)	52.8
Other current assets	(3.6)	17.1	(1.5)
Accounts payable	44.4	47.8	(49.7)
Accrued warranty	7.2	(5.7)	(0.6)
Customer advances	24.6	122.3	40.5
Other liabilities	21.3	5.2	9.7
Long-term assets	0.7	(1.3)	(3.0)
Net cash provided by operating activities	126.5	91.6	158.3

Cash flows from investing activities:
Purchase of property, plant and equipment	(32.8)	(24.8)	(24.7)
Proceeds from sale of assets	1.7	8.2	12.5
Proceeds from sale of investment in China JV	0.6	1.8	—
Proceeds from sale of businesses	0.6	—	2.0
Net cash used in investing activities	(29.9)	(14.8)	(10.2)

Cash flows from financing activities:
Net (repayments) proceeds from borrowings on revolving credit	(80.0)	15.0	175.0
Repayment of long-term debt	—	—	(303.4)
Payment of dividends	(12.1)	(12.4)	(6.6)
Repurchase and retirement of common stock	—	(70.0)	(3.9)
Payment of debt issuance costs	—	—	(7.0)
Proceeds from exercise of common stock options	0.1	0.3	2.0
Other financing activities	(3.7)	(2.6)	(2.3)
Net cash used in financing activities	(95.7)	(69.7)	(146.2)

Net increase in cash and cash equivalents	0.9	7.1	1.9

Cash and cash equivalents, beginning of year	20.4	13.3	11.4
Cash and cash equivalents, end of year	$21.3	$20.4	$13.3

Supplemental disclosures of cash flow information:
Cash paid for interest	$24.2	$12.0	$14.8
Cash paid (refunded) for income taxes, net	8.8	(12.8)	3.8
Cash paid for operating lease liabilities	11.0	10.4	9.8
Operating right-of-use assets obtained	23.0	9.1	7.3

REV GROUP, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In millions; unaudited)

	(Unaudited) Three Months Ended October 31,		Twelve Months Ended October 31,
	2023	2022	2023	2022
Net Sales:
Fire & Emergency	$339.1	$253.0	$1,174.4	$965.4
Commercial	139.7	110.9	553.6	410.2
Recreation	215.2	260.1	912.3	957.8
Corporate & Other	(0.7)	(0.4)	(2.3)	(1.8)
Total	$693.3	$623.6	$2,638.0	$2,331.6

Adjusted EBITDA:
Fire & Emergency	$26.8	$1.9	$52.5	$2.5
Commercial	16.5	3.3	46.1	22.3
Recreation	19.1	35.3	91.0	110.9
Corporate & Other	(8.4)	(7.0)	(33.0)	(30.6)
Total	$54.0	$33.5	$156.6	$105.1

Adjusted EBITDA Margin:
Fire & Emergency	7.9%	0.8%	4.5%	0.3%
Commercial	11.8%	3.0%	8.3%	5.4%
Recreation	8.9%	13.6%	10.0%	11.6%
Corporate & Other	n/m	n/m	n/m	n/m
Total	7.8%	5.4%	5.9%	4.5%

			Increase (Decrease)
Period-End Backlog:	October 31, 2023	October 31, 2022	$	%
Fire & Emergency	$3,649.8	$2,589.4	$1,060.4	41%
Commercial	426.9	525.6	(98.7)	-19%
Recreation	385.2	1,119.8	(734.6)	-66%
Total Backlog	$4,461.9	$4,234.8	$227.1	5%

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Three Months Ended October 31, 2023
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$22.3	$15.6	$17.3	$(25.5)	$29.7
Depreciation & amortization	3.3	0.9	1.7	0.6	6.5
Interest expense, net	2.3	—	0.1	4.3	6.7
Provision for income taxes	—	—	—	8.7	8.7
EBITDA	27.9	16.5	19.1	(11.9)	51.6
Sponsor expense reimbursement	—	—	—	0.1	0.1
Stock-based compensation expense	—	—	—	3.4	3.4
Gain on sale of assets	(1.1)	—	—	—	(1.1)
Adjusted EBITDA	$26.8	$16.5	$19.1	$(8.4)	$54.0

	Three Months Ended October 31, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(8.4)	$2.5	$32.4	$(17.8)	$8.7
Depreciation & amortization	3.0	0.7	2.8	0.4	6.9
Interest expense, net	2.1	0.1	—	3.6	5.8
Provision for income taxes	—	—	—	3.4	3.4
EBITDA	(3.3)	3.3	35.2	(10.4)	24.8
Transaction expenses	—	—	—	0.1	0.1
Restructuring	0.6	—	—	—	0.6
Restructuring related charges	4.6	—	—	—	4.6
Stock-based compensation expense	—	—	—	2.4	2.4
Legal matters	—	—	0.1	0.9	1.0
Adjusted EBITDA	$1.9	$3.3	$35.3	$(7.0)	$33.5

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA BY SEGMENT

(In millions; unaudited)

	Twelve Months Ended October 31, 2023
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net income (loss)	$26.3	$41.1	$82.2	$(104.3)	$45.3
Depreciation & amortization	12.7	3.2	8.0	2.3	26.2
Interest expense, net	8.7	1.0	0.3	18.6	28.6
Provision for income taxes	—	—	—	12.9	12.9
EBITDA	47.7	45.3	90.5	(70.5)	113.0
Transaction expenses	—	—	—	0.5	0.5
Sponsor expense reimbursement	—	—	—	0.3	0.3
Restructuring related charges	4.1	—	—	6.4	10.5
Stock-based compensation expense	—	—	—	14.4	14.4
Legal matters	0.9	—	0.5	15.2	16.6
Other items	(0.2)	0.8	—	0.7	1.3
Adjusted EBITDA	$52.5	$46.1	$91.0	$(33.0)	$156.6

	Twelve Months Ended October 31, 2022
	Fire & Emergency	Commercial	Recreation	Corporate & Other	Total
Net (loss) income	$(41.2)	$19.1	$97.2	$(59.9)	$15.2
Depreciation & amortization	14.2	2.9	12.9	2.3	32.3
Interest expense, net	6.9	0.3	—	9.7	16.9
Provision for income taxes	—	—	—	4.6	4.6
EBITDA	(20.1)	22.3	110.1	(43.3)	69.0
Transaction expenses	—	—	—	0.7	0.7
Sponsor expense reimbursement	—	—	—	0.1	0.1
Restructuring	9.4	—	—	—	9.4
Restructuring related charges	9.7	—	—	—	9.7
Stock-based compensation expense	—	—	—	8.7	8.7
Legal matters	3.4	—	0.8	3.2	7.4
Loss on sale of business	0.1	—	—	—	0.1
Adjusted EBITDA	$2.5	$22.3	$110.9	$(30.6)	$105.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME

(In millions; unaudited)

	Three Months Ended October 31,		Twelve Months Ended October 31,
	2023	2022	2023	2022
Net income	$29.7	$8.7	$45.3	$15.2
Amortization of intangible assets	0.6	1.4	3.5	7.1
Transaction expenses	—	0.1	0.5	0.7
Sponsor expense reimbursement	0.1	—	0.3	0.1
Restructuring	—	0.6	—	9.4
Restructuring related charges	—	4.6	10.5	9.7
Stock-based compensation expense	3.4	2.4	14.4	8.7
Legal matters	—	1.0	16.6	7.4
(Gain) loss on sale of assets and business	(1.1)	—	—	0.1
Accelerated depreciation	—	—	—	2.3
Other items	—	—	1.3	—
Income tax effect of adjustments	(1.0)	(2.6)	(11.9)	(11.6)
Adjusted Net Income	$31.7	$16.2	$80.5	$49.1

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED EBITDA OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2024
	Low	High
Net income (6)	$71.1	$89.6
Depreciation and amortization	28.0	27.0
Interest expense, net	28.0	26.0
Provision for income taxes	25.0	31.5
EBITDA	152.1	174.1
Sponsor expense reimbursement	0.4	0.4
Stock-based compensation expense	12.5	10.5
Adjusted EBITDA	$165.0	$185.0

REV GROUP, INC. AND SUBSIDIARIES

ADJUSTED NET INCOME OUTLOOK RECONCILIATION

(In millions)

	Fiscal Year 2024
	Low	High
Net income (6)	$71.1	$89.6
Amortization of intangible assets	2.3	2.3
Sponsor expense reimbursement	0.4	0.4
Stock-based compensation expense	12.5	10.5
Income tax effect of adjustments	(4.0)	(3.4)
Adjusted Net Income	$82.3	$99.4

6 Does not include any non-recurring charges that may occur during the period shown other than those presented in this reconciliation. See “Cautionary Statement About Forward-Looking Statements” above